FIRST AMENDED CERTIFICATE OF LIMITED PARTNERSHIP
                                       AND
                              AMENDED AGREEMENT OF
                  THE SEDONA REAL ESTATE LIMITED PARTNERSHIP #1
                  ---------------------------------------------

EFFECTIVE DATE:          March 1, 1996

GENERAL  PARTNER:        LOMACASI RESORT  INCORPORATED, an Arizona  corporation,
                         a wholly-owned subsidiary of GENESIS INVESTMENT GROUP, INC., an Arizona corporation, a wholly-owned subsidiary of ILX INCORPORATED ("ILX"), an Arizona corporation

LIMITED PARTNERS:        THE SEDONA LAND COMPANY, a Nevada corporation ("SLC")

                         CURTIS TRUST


                                    RECITALS:

          The Limited Partners, among others, have formed an Arizona limited partnership to acquire the Lomacasi Resort in Sedona, Arizona, more specifically described in Exhibit A (the "Property") and to own and operate the Property as a hotel.

          This First Amended Certificate of Limited Partnership and Amended Agreement of the Sedona Real Estate Limited Partnership #1 (the "Agreement") amends and supersedes in its entirety the Partnership Agreement recorded at the Office of the Coconino County Recorder on January 19, 1996 in Docket 1840, Page 352 et seq.

          Pursuant to this Agreement, the General Partner and Limited Partners intend to own and operate the Property as a hotel and to sell timeshare intervals in the Property and operate the Property as a timeshare project.


                                    AGREEMENT

The General Partner and the Limited Partners mutually agree as follows:

                                    SECTION 1
                                   DEFINITIONS

          When used in this Agreement, the following terms shall have the meaning set forth in this section.

          "Adjusted Capital Contribution" means, as of any day, a General Partner's or Limited Partner's Capital Contribution reduced by the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to Sections 6 and 12 hereof.

          "Affiliate" means (i) any person ("first person") who directly or indirectly controls a second person or owns or controls 10% or more of the outstanding securities of the second person; (ii) any officer, director or partner or any member of the immediate family of the first person; and (iii) if the second person is an officer, director or partner, any company for which the second person acts in that capacity. Person includes any natural person, partnership, corporation, association or other legal entity, "control" includes the terms "controlled by" and "under common control with" and means the possession, direct or indirect of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities by contract or otherwise.

          "Capital Account" is defined in Section 6.3.

          "Capital Contribution" means with respect to any Partner the amount of money and initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner.

          "Cash Available for Distribution" means total cash revenues generated by the Partnership from all sources, including but not limited to operations, sales, borrowings, capital contributions, refinancing, condemnation, insurance awards and other miscellaneous sources less cash expenditures including debt service, operating expenses, Partnership expenses, amounts set aside for reserves in the General Partner's sole discretion, and expenses relating to the transaction generating such revenues.

         "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

         "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, "depreciation" shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as of the date of contribution, as determined and mutually agreed upon by the contributing Partner and the Partnership;

               (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for any interest in the Partnership if the Partners reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations ss. 1.704-1(b) (2) (ii) (g);

               (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code ss. 734 (b) or Code ss. 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations ss. 1.704-1(b)
          (2) (iv) (m) and Section 6.4 (d) hereof; provided, however that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent the Partners determine that an adjustment pursuant to subsection (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for the purposes of computing Profits and Losses.

         "Interest" or "Partnership Interest" means the entire ownership interest (which may be segmented into and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including a share in Profits, Losses and distributions of the Partnership under this Agreement, the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and in the Act (as defined herein), together with the obligations of such Partner to comply with all the terms and provisions of the Agreement and of the Act.

          "Nonrecourse   Deductions"   shall  have  the  meaning  set  forth  in
Regulations  ss.   1.704-2(b)(1)  and  shall  be  computed  in  accordance  with
Regulation ss. 1.704-2(c).

          "Partner" means any person named as a general or limited partner in this Agreement and the successor or assignee of any Partner, provided that such successor or assignee has been admitted as a Partner in compliance with this Agreement.

          "Partnership Minimum Gain" shall have the meaning set forth in Regulations ss. 1.704-2(b) and 1.704-2(d).

          "Profits" and "Losses" means, with respect to any fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code ss. 703(a) (for this purpose, all items of income, gain, loss or deductions required to be stated separately pursuant to Code ss. 703 (a) (1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

               (ii) Any expenditures of the Partnership described in Code ss. 705 (a) (2) (B) or treated as Code ss. 705(a)(2)(B) expenditures pursuant to Regulations ss. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsections (ii) or (iii) of the definition of Gross Asset Value herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss, if any, would be recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership property disposed of, notwithstanding that the adjusted tax basis of such Partnership property may differ from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, in accordance with the definition set forth herein; and

               (vi) Notwithstanding any other provision of this definition, any item which is specially allocated pursuant to Sections 6.4 or 6.7 of this Agreement shall not be taken into, account in computing Profits or Losses,

          "Property" means the real property described in Exhibit A attached hereto and incorporated herein, including all appurtenant rights in and to adjoining streets, rights of way and easements.

          "Regulations" means the income tax regulations promulgated under the Code, including temporary regulations, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                    SECTION 2
                                  ORGANIZATION

          2.1 Formation. The Partners hereby agree to restate in their entirety the provisions with respect to a limited partnership previously formed, pursuant to the provisions of the Arizona Uniform Limited Partnership Act (the "Act") upon the terms and conditions set forth herein. If any conflict arises between any provisions of this Agreement and the provisions of the Act which shall be mandatory requirements thereunder for qualification and existence as a limited partnership, the provisions of the Act shall control.

          2.2 Certificate. All Partners shall execute, and the General Partner shall cause to be filed with the Office of the Secretary of State of Arizona, the Certificate of Limited Partnership in the form and manner prescribed by the Act, along with any amendments to the Certificate of Limited Partnership as required by the Act. The Partners waive the requirement of A.R.S. ss. 29-316 that a copy of the Certificate of Limited Partnership be delivered to them after filing.

          2.3 Name/Place of Business. The name of the Partnership is THE SEDONA REAL ESTATE LIMITED PARTNERSHIP #1 and its initial office and principal place of business shall be 2777 East Camelback, Phoenix, Arizona 85016 and thereafter, such other place or places in Arizona as the General Partner may from time to time determine with prior written notice thereof to be given to the Limited Partners.

          2.4 Agent for Service of Process. Joseph P. Martori, 2777 East Camelback, Phoenix, Arizona 85016, shall be the initial agent for service of process for the Partnership. The General Partner may replace the agent upon notice to the agent then serving.

          2.5 Purpose and Business of the Partnership. The purpose and business of the Partnership shall be to develop, own and operate the Property as a hotel and to sell timeshare intervals in the Property and operate the Property as a timeshare project.


                                    SECTION 3
                                      TERM

          3.1 Commencement. The Limited Partnership, as amended, shall commence as of the date of filing of the Certificate with the Office of the Secretary of State of Arizona pursuant to the terms and conditions set forth herein.

          3.2 Dissolution. The Partnership shall dissolve upon the occurrence of the earliest of the following:

          (a) December 31, 2011;

          (b) The date on which the Partnership is dissolved in accordance with the terms of this Agreement; or

          (c) The date on which the Partnership is dissolved by operation of law or judicial decree.

                                    SECTION 4
                                    PARTNERS

          4.1 General Partner. Lomacasi Resort Incorporated shall be the General Partner and has its principal business office at 2777 East Camelback, Phoenix, Arizona 85016. Except as the context of this Agreement may otherwise require, the General Partner shall initially have a seventy-five percent (75%) Partnership Interest.

          4.2 Limited Partner's Interest. The Limited Partners, collectively, shall initially have a 25% Partnership Interest.

          4.3 Admission of Additional Partners. Additional Partners shall be admitted only with the unanimous consent of all the Partners, which consent may be arbitrarily withheld, provided, however, that the General Partner may assign, at any time or from time to time, all, or any part, of its Partnership Interest to an Affiliate as defined above. Any such admission must otherwise also be consistent with the terms and conditions of this Agreement and in compliance with federal and state law.

                                    SECTION 5
                            ACQUISITION OF INTERESTS

          5.1 Acquisition of General Partner Interest. The General Partner shall contribute cash in the amount of $25,000.00 in exchange for its Interest as General Partner.

          5.2 Acquisition of Limited Partners' Interests. The Limited Partners have previously acquired their respective Interests in the Partnership. The Capital Accounts of the Limited Partners on the date of this Agreement are zero.

          5.3 Additional Capital Requirements. No Partner shall be required to make any additional contribution, except upon such Partner's consent.

                                    SECTION 6
                DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES


          6.1 Distribution of Partnership Funds.

               (a) Cash Available for Distribution shall be distributed at such times as deemed appropriate by the General Partner as follows:

                    (i) To the Partners pro-rata in proportion to the cumulative Profits allocated to the Partners pursuant to Section 6.2 until each Partner has received thirty percent (30%) of the cumulative Profits allocated to such Partner for the current and all prior years.

                    (ii) To the General Partner until the Capital Account of General Partner is equal to the Capital Account of the Limited Partner.

                    (iii) Thereafter, Cash Available for Distribution shall be distributed to the Partners proportionately in accordance with their Partnership Interests. (b) Upon a liquidation of the Partnership, distributions shall be made to the Partners in accordance with their Capital Accounts.

          6.2 Allocations of Profits. Profits and losses shall be allocated to the Partners pro rata in proportion to their Interests in the Partnership.

          6.3 Maintenance of Capital Accounts. The Partnership shall maintain a Capital Account for each Partner in accordance with the following provisions:

               (a) To each partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

               (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Losses.

               (c) In the event that any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

               (d) If the gross asset values of the Partnership's assets are adjusted pursuant to this Agreement, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership had recognized gain or loss equal to the amount of such aggregate net adjustment and the resulting gain or loss had been allocated among the Partners in accordance with this Agreement.

               (e) In determining the amount of any liability for purposes of Subsections (a) and (b) above, there shall be taken into account Code ss. 752
(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations ss. 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with such Regulations, the General Partner shall make such modification provided that it shall not affect the amounts distributable to any Partner pursuant to Section 6.1 hereof upon the dissolution of the Partnership.

                                    SECTION 7
                            MANAGEMENT OF PARTNERSHIP

          7.1 Management. The General Partner shall manage the Partnership in exchange for reimbursement no less frequently than monthly, for all costs and expenses paid or incurred on behalf of the Partnership, other than indirect costs and expenses such as general administrative costs and overhead.

          7.2 Powers of the General Partner. Except as provided in Section 7.4, the General Partner shall have the full and exclusive power to manage and conduct the business of the Partnership, including without limitation, the following powers, in addition to any powers now or subsequently conferred by law:

               (a) To manage, improve, control, subdivide, plan, assess project feasibility, rezone, develop and operate the Partnership and any property, real or personal, now or hereafter acquired by the Partnership.

               (b) To enter into loans with such parties as General Partner shall deem appropriate to finance the development of the Property, to finance operations through the factoring of promissory notes acquired by the Partnership through sales of timeshare intervals, or for other Partnership purposes.

               (c) To sell timeshare intervals in the Property in the ordinary course of business and to operate the Property as a timeshare project.

               (d) To repay in whole or in part any Partnership obligation, whether or not before the due date.

               (e) To employ, either in its own name or in the name of the Partnership, employees, agents and counsel, including, but not limited to, any custodian, accountant, attorney, property manager, construction manager, project manager, purchasing agent, corporate fiduciary, bank or other reputable financial institution, to assist the General Partner in the management of Partnership business, to rely on the advice given by these employees and/or agents and to cause the Partnership to pay reasonable compensation for all such services performed by these employees and/or agents. Limited Partners acknowledge and agree that a management fee of $10,000 per month shall be paid to, or accrued on behalf of, an Affiliate of General Partner.

               (f) To carry reasonable and adequate insurance coverage and all Partners shall be named individually as co-insureds.

               (g) To make, execute, acknowledge, and deliver on behalf of the Partnership any document that may be necessary or appropriate to carry out any Partnership purpose;

               (h) To sell, exchange, convey title, grant options or contracts for the sale of the Property;

               (i) To encumber the Property by deed of trust and/or other security documents as security for repayment of any construction and/or development and/or permanent loans to the Partnership; obtain refinancing of any debt secured by the Property; modify, consolidate or extend any deed of trust and/or other security, or debt secured by deed of trust and/or other security, on the Property;

               (j)  To  commence  or  defend,  at  the  Partnership's   expense,
litigation that pertains to the Partnership or any Partnership asset;

               (k) To confess a judgment against the Partnership; and

               (l) To compromise, arbitrate, and otherwise adjust claims of any kind in favor of or against the Partnership.

               (m) To take any such other action as is deemed by the General Partner, in its sole and exclusive discretion, to be in the best interests of the Partnership.

          7.3 Duties of the General Partner. The General Partner shall perform, or cause to be performed at the expense of the Partnership, the following services:

               (a) Establish books of account, record and payment procedures as provided in Section 8.1, including individual Capital Accounts of the Partners;

               (b)  Provide  overriding   management,   financial  and  business
planning services to the Partnership;

               (c) Disburse all receipts and make all necessary payments and expenditures;

               (d) Make all reports to the Partners required by this Agreement or by law; and

               (e) Open and maintain one or more separate bank accounts in the State of Arizona in the name of the Partnership in which there shall be deposited all of the funds of the Partnership. No other funds shall be deposited in the accounts. The funds in the accounts shall be used solely for the business of the Partnership, and all withdrawals therefrom are to be made only on checks signed by authorized agents of the General Partner.

          7.4 Limitations on Powers of General Partner. The General Partner, without prior written consent or ratification of the Limited Partner, which shall not be unreasonably withheld or delayed shall have no authority to:

               (a) Do any act in contravention of this Agreement;

               (b) Possess Partnership property or borrow money in the Partnership name or secured by the Partnership property for other than a Partnership purpose, or assign to any party any rights in specific Partnership property, for other than a Partnership purpose;

               (c) Amend this Agreement.

                                    SECTION 8
                        BOOKS, REPORTS AND FISCAL MATTERS

          8.1 Books.

               (a) The General Partner shall maintain, at Partnership expense, full and complete books and records for the Partnership at the Partnership's principal office in the State of Arizona, which books and records shall include, but not be limited to:

                    (i) A current list of the full name and last known business or residence address of each Partner, together with the contribution and share in Profits and Losses of each Partner.

                    (ii) A copy of the Certificate of Limited Partnership and all Certificates of Amendment, and executed copies of any powers of attorney pursuant to which any certificate has been executed.

                    (iii) Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the three
          (3) most recent taxable years commencing on or after the date of this Agreement.

                    (iv) Copies of this Agreement and all amendments to this Agreement.

                    (V) Financial  statements of the  Partnership  for the three
          (3) most recent fiscal years commencing on or after the date of this Agreement.

                    (vi) The Partnership's books and records for the current fiscal year, said books and records to be maintained for three (3) years.

               (b) Upon the request of a Limited Partner, the General Partner shall promptly deliver to the requesting Limited Partner, at the expense of the Partnership, a copy of the information required to be maintained as described above. The Limited Partners and their legal representatives have the right, upon reasonable request, to: (i) inspect and copy during normal business hours any of the Partnership records required to be maintained as described above, and (ii) obtain from the General Partner, promptly after becoming available, a copy of the Partnership's federal, state and local income tax or information returns for each year.

               (c) The General Partner shall use all reasonable efforts to cause the Partnership to send to the Limited Partners within one hundred eighty (180) days after the end of each taxable year the information necessary for the Limited Partners to complete their federal and state income tax or information returns, which shall include a copy of the Partnership's federal, state and local income tax or information returns for the year.

               (d) The General Partner shall cause to be entered fully and accurately all of the business transactions of the Partnership. The books of account shall be kept on an accrual basis for income tax purposes, and for preparing all financial statements and reports. The Partnership shall adopt an accounting year beginning January 1 and ending December 31 for each year, if said books are to be kept at any place other than at the principal place of business of the Partnership, then the other Partner shall be immediately notified in writing.

          8.2 Reports. The General Partner shall cause to be prepared, at the expense of the Partnership, the following reports:

               (a) Within forty-five (45) days after the end of each fiscal quarter each Partner shall be sent: (i) a balance sheet as of the end of such fiscal calendar quarter together with statements of operations, Partners' equity and changes in financial position for such quarter, which balance sheet and such statements (other than the cash flow statement) shall be prepared in accordance with generally accepted accounting principles consistently applied; (ii) a report on distributions to each Partner for such period; and (iii) summary reports of the activities of the Partnership for such prior quarter; including any matters which occurred during the prior quarter which adversely affected the Partnership's business or operations.

               (b) Within one hundred eighty (180) days after the end of each calendar year, each Partner shall be sent a copy of the certified financial statements prepared by the certified public accountants regularly employed by the Partnership.

                                    SECTION 9
                         POWERS OF THE LIMITED PARTNERS

          9.1 No Control of Business or Right to Act for Partnership. A Limited Partner shall take no part in or interfere in any manner with the conduct or control of the business of the Partnership and shall have no right or authority to act for or bind the Partnership.

          9.2 Restrictions of Power to Amend. No Partner shall have any right to change the Partnership to a general partnership or to change the limited liability of a Limited Partner.

          9.3 Limitation of Limited Partner's Liabilities. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof beyond the amount contributed by such Limited Partner to the Partnership capital, the share of undistributed funds of the Partnership allocable to such Limited Partner and the amount of any sums theretofore paid to such Limited Partner and required to be returned pursuant to A.R.S. ss. 29-338.

          9.4  Certain  Rights,  Powers or  Priorities.  Except as  provided  in
Section 6.1 above, no Limited Partner shall have the right or power to: (i) withdraw or reduce its Capital Contribution to the Partnership except as a result of the dissolution of the Partnership or as otherwise provided herein or by law (ii) bring an action for partition against the Partnership, (iii) cause the termination and dissolution of the Partnership by court decree or otherwise except as set forth in this Agreement, (iv) demand or receive property other than cash in return for its Capital Contribution, or (v) receive interest on capital contributed to the Partnership. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner, if any, either as to the return of Capital Contributions or as to allocations of the Profits, Losses or distributions of the Partnership. Other than upon the termination and dissolution of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned other than as set forth herein.

                                   SECTION 10
                           SALE, TRANSFER OR MORTGAGE

          10.1 General.

               (a) Required Consents. Except as expressly permitted herein, no Partner shall directly or indirectly sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (collectively called a "transfer") any part or all of its Partnership Interest without the written consent of the Partners and any attempt to do so shall be void. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. Notwithstanding the foregoing or any other provision of this Agreement, General Partner may transfer its Interest to any Affiliate of General Partner without restriction provided that, without the consent of Limited Partner, General Partner shall not be relieved of its obligations hereunder upon such transfer.

               10.2 Dissolution of Limited Partner. The dissolution of a Limited Partner shall not dissolve or terminate the Partnership; provided, however, the General Partner shall be entitled to purchase the Interest of a Limited Partner at the then fair market value of such Limited Partner's Interest upon the dissolution of such Limited Partner or upon the occurrence, with respect to any Limited Partner, of any of the following events:

                    (a) An order for  relief  concerning  a Limited  Partner  is entered under the federal bankruptcy law, or a Limited Partner: (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition or answer seeking for that Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against that Partner in any proceeding of this nature, or (v) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Limited Partner or of all or any substantial part of that Partner's properties;

                    (b) Sixty (60) days after the commencement of any proceeding against the Limited Partner seeking reorganization, arrangement, composition, readjustment, liquidations dissolution or similar relief under any statutes, law or regulation, if the proceeding has not been dismissed, or if within sixty (60) days after the appointment without said partner's consent or acquiescence of a trustee, receiver, or liquidator of the Limited Partner or of all or any substantial part of the Partner's properties, the appointment is not vacated or stayed, or within sixty (60) days after the expiration of any such stay, the appointment is not vacated.

          10.3 Limited Partner's Option to Acquire General Partnership Interest. The Limited Partner shall be granted an option by the General Partner to acquire its Interest on the following terms and conditions.

               (a) If the General Partner or ILX (i) files a voluntary petition in bankruptcy; (ii) is adjudicated a bankrupt or insolvent; (iii) files a petition or answer seeking for itself any reorganizations arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or rule; (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding described in item (v) of this section; or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the General Partner or ILX or of all or any substantial part of the General Partner's or ILX's properties, the Limited Partner shall have an option to acquire the General Partner's Interest.

               (b) The commencement of any proceedings against the General Partner or ILX seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or rule and the proceeding has not been dismissed, or the appointment of a trustee, receiver or liquidator of the General Partner or ILX or of all or any substantial part of their properties, in which event the Limited Partner shall have an option to acquire the General Partner's Interest.

               (c) The Limited Partner may exercise any option granted to it pursuant to Sections 10.3 (a) or (b) at any time within 30 days after notice of the occurrence of the event giving rise to such option is given to the Limited Partner.

               (d) If the Limited Partner elect to exercise an option arising under sections 10.3 (a) or (b), the purchase price for the General Partner's
Interest shall be equal to the fair market value of the General Partner's Interest as of the date of exercise.

               (e) The purchase price for any Interest acquired shall be tendered upon exercise of the option, and the General Partner shall execute any and all documents required to assign its Interests within 10 days thereafter.

                                   SECTION 11
                           DISSOLUTION AND TERMINATION
                               OF THE PARTNERSHIP

          11.1 Dissolution. No Partner shall have the right to cause the dissolution of the Partnership before the expiration of the term for which it is formed, except upon the terms and conditions set forth in this Agreement.

                                   SECTION 12
                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP

          12.l Liquidation. On dissolution of the Partnership, the General Partner (or, in the absence of a General Partner, a liquidating trustee appointed by the Limited Partner) shall wind up the affairs of the Partnership, liquidate the Partnership assets, and pay the debts of the Partnership in the following order:

               (a) Those owing to third-party creditors, in the order of priority as provided by law;

               (b) Those owing to the General Partner in respect of compensation or expense reimbursement provided for herein; and

               (c) Those owing to the General Partner other than for capital and profits and the matters described in (b) above including but not limited to any loans from the General Partner to the Partnership.

               (d) To retire the balance of the Capital Accounts of the Partners

          12.2 Compliance With Liquidation Requirements of Regulation.

               (a) In the event the Partnership is "liquidated" within the meaning of Regulations ss. 1.704-1 (b) (2) (ii) (g), (i) distributions shall be made (if such liquidation constitutes a dissolution of the Partnership) to the Partners who have positive Capital Accounts in compliance with Regulation ss. 1.704-1 (b) (2) (ii) (b) (2), and (ii) if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall be allocated income in the amount necessary to restore such deficit balance to zero by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) in compliance with Regulations ss. 1.704-1 (b) (2) (ii) (b) (3). Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Partner has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership, and the negative balance of such Partner's Capital Account shall not be considered a debt owed by such Partner to the Partnership's or to any other person for any purpose whatsoever.

               (b) Notwithstanding anything in this Section 12 to the contrary, if the Partnership is liquidated for federal income tax purposes under Code ss. 708 (b) (1) (B) and the Partnership has not otherwise dissolved pursuant to the terms of this Agreement, the assets of the Partnership shall be deemed to have been distributed to the then Partners in-kind in accordance with their respective positive Capital Accounts (as determined taking into account all Profit or Loss deemed realized by the Partnership with respect to such in-kind distribution) and immediately thereafter recontributed by such Partners to the Partnership. Such termination shall be deemed to constitute a liquidation of the Partnership for purposes of any Partner's obligation to restore any deficit balances in their Capital Accounts.

               (c) The Limited Partners shall look solely to the assets of the Partnership for the return of their Capital Accounts and, if Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership are not sufficient to return the Capital Accounts of the Limited Partners, such Limited Partners shall have no recourse against the General Partner or any other Limited Partner.

          12.3 Time of Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to maximize the profits or minimize the losses attendant upon a liquidation.

          12.4 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the General Partner complying with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the remaining Partner of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Dissolution in the time and manner as required by the Act.

                                   SECTION 13
                                 INDEMNIFICATION

          13.1 Actions by Third Parties. Subject to Sections 13.2 and 13.3 below, the Partnership, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the General Partner from any liability or damage incurred by reason of any act performed or omitted to be performed by the General Partner in connection with the business of the Partnership, including reasonable attorneys' fees incurred by it in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under state and federal securities laws (including the Securities Act of 1933) as permitted by law; provided, however, that the General Partner must have determined in good faith and for reasonable cause, that such course of conduct was in the best interest of the Partnership. If a claim for indemnification (other than for expenses incurred in a successful defense) is asserted is against the Partnership by the General Partner under this Agreement or otherwise, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and will be governed by the final adjudication of such issue.

          13.2 Actions Between Partners. In the event of any action by a Partner or the Partnership against any other Partner, including a Partnership derivative suit, the Partnership will indemnify, save harmless and pay all expenses of the Partner being sued, including attorneys' fees incurred in the defense of said action, only if (i) such Partner being sued is successful in said action, or
(ii) the action is settled without any payment to the plaintiff before such action is tried on its merits.

          13.3 Liability of a Partner. Notwithstanding the provisions of Sections 13.1 and 13.2, a Partner shall not be exonerated from or indemnified against any other liability arising out of or by reason of such Partner's fraud, bad faith, intentional misconduct, gross negligence, breach of this Agreement or any other liability if such exoneration or indemnification is prohibited by law or against public policy. All judgments against the Partnership and a Partner wherein the Partner is entitled to indemnification, may be satisfied solely from Partnership assets.

                                   SECTION 14
                               GENERAL PROVISIONS

          14.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or is telecopied or telexed to the person to whom notice is to be given, or on the second business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed to the party at his address set forth in Section 4 of this Agreement, or any other address that any party may designate by written notice to the others.

          14.2 Outside Activities. The General Partner need not devote all of its business time to the affairs of the Partnership, but shall devote so much of its time and attention as is necessary, in the reasonable exercise of the General Partner's discretion, to manage the Partnership's business. Each Partner, General or Limited, hereby acknowledges that this Partnership pertains solely to the purposes set forth in section 2.5 above, and to the business operations conducted in connection therewith. Each Partner expressly recognizes that the other Partners are or may be active in other real estate investment and development transactions. Nothing in this Agreement shall be construed so as to grant any right, privilege or option to a Partner to participate in any manner in any other Partnership venture or investment in which the other Partners hereto now or hereafter may participate. Each of the Partners expressly waives the doctrine of Partnership opportunity and consents to investment by the other Partners, and any officer, director, stockholder, associate or employee of any Partnership or corporation in which the other Partners shall be affiliated, in any real estate investment, development, promotion, purchase or sale without consulting with the other Partners or the Partnership, and without offering the other Partners or the Partnership any, Interest in such other activity.

          14.3 Survival of Rights. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

          14.4 Amendment. This Agreement may not be amended, modified or changed except by the unanimous affirmative vote of the General and the Limited Partners.

          14.5 Headings. The captions of the Articles and Sections of this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

          14.6 Agreement in Counterparts. This Agreement may be executed by each of the Partners on separate counterparts, all of which, taken together, shall constitute one (1) agreement to be effective as of the day and year first above written.

          14.7 Governing Law. This Agreement shall be governed and construed according to the laws of the State of Arizona.

          14.8 Time. Time is of the essence of this Agreement.

          14.9 Additional Documents. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

          14.10 Validity. If any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

          14.11 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          14.12 Authority. Each person executing this Partnership Agreement on behalf of a party hereto represents and warrants that he or she has the full right and authority to do so, and that such action has been fully authorized by all requisite corporate/Partnership action by, for and on behalf of such party.

                  EXECUTED as of the date set forth above.

                                   GENERAL PARTNER:

                                   LOMACASI RESORT INCORPORATED an
                                   Arizona corporation
                                   By: /s/ Joseph P. Martori
                                      ----------------------
                                   Its:  Chairman

                                   LIMITED PARTNERS:

                                   THE SEDONA LAND COMPANY, a Nevada corporation

                                   By:   /s/ Malcolm  Gentry
                                      --------------------
                                   Its:  Agent
                                         Limited Partner:  15.0%


                                   THE CURTIS TRUST

                                   By:   /s/ Marth Jo Curtis 3/1/96 Trustee
                                         ----------------------------------
                                   Its:  Trustee
                                         Limited Partner 10.0%